_________________________________________________FOR RECORDERS USE ONLY__

_________________________________________________________________________


                                                            Exhibit 10.41



                       SECOND AMENDMENT OF CONSTRUCTION
           LOAN AGREEMENT, MORTGAGE, NOTES AND OTHER LOAN DOCUMENTS

      THIS SECOND AMENDMENT OF CONSTRUCTION LOAN AGREEMENT, MORTGAGE, NOTES AND OTHER LOAN DOCUMENTS (this "Amendment") is made as of February 23, 2001, by and between CMC HEARTLAND PARTNERS III, LLC, a Delaware limited liability company ("Borrower") and BANK ONE, ILLINOIS, N.A., a national banking association ("Lender").

                                   RECITALS:

      A. Pursuant to that certain Construction Loan Agreement dated as of October 20, 1999, as amended by that certain First Amendment of Construction Loan Agreement, Notes and Other Loan Documents dated as of January __, 2000 (the "First Amendment") by and between Borrower and Lender (as amended, restated, modified or supplemented from time to time and in effect, collectively, the "Loan Agreement"), Lender agreed to make a construction loan to Borrower in an amount not to exceed $5,250,000 (the "Construction Loan") and make available a Letter of Credit in the amount of
$3,000,000. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.


      B. The Construction Loan was evidenced by that certain Mortgage Note in the amount of $5,250,000 dated as of October 20, 1999 made by Borrower and payable, as amended by the First Amendment to the order of Lender (the "Mortgage Note"). All draws made under the Letter of Credit were evidenced by that certain Demand Note in the amount of $3,000,000 dated as of October 20, 1999, made by Borrower and payable to the order of Lender, as amended by the First Amendment (the "Demand Note").

______________________________________________________________________________

This   instrument  was  prepared  by      Permanent   Real  Estate  Tax  Index
and, after recording, return to:          Nos.:
                                           17-09-300-005
Schwartz,   Cooper,   Greenberger  &       17-09-301-004
Krauss                                     17-09-302-004
180 North LaSalle Street, Suite 2700
Chicago, Illinois 60601                   Common Address:
Attn: Gary P. Segal, Esq.


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      C.    The Notes were  secured by,  among  other  things,  the  following documents, all of which are dated as of October 20, 1999, and all of which were amended by the First Amendment:

            (i) Mortgage made by Borrower in favor of Lender and recorded in the Real Estate Records of Cook County, Illinois (the "Recorder") on October 21, 1999, as Document No. 99992384 (the "Mortgage") creating a first mortgage lien on certain real estate located in Chicago, Illinois, and legally described in Exhibit A attached thereto;

            (ii) Assignment of Rents and Leases made by Borrower in favor of Lender and recorded in the Office of the Recorder on October 21, 1999, as Document No. 99992618 (the "Assignment of Rents");

            (iii) Security Agreement made by the Borrower, as Debtor, to Lender, as Secured Party; and

            (iv) Environmental Indemnity Agreement made by the Borrower for the benefit of Lender.

The aforementioned documents, the Loan Agreement, the Notes and all of the other documents or agreements delivered to Lender to secure or evidence the Loans or to otherwise induce Lender to disburse the proceeds of the Construction Loan and issue the Letter of Credit are hereinafter referred to collectively as the "Loan Documents".

      D. As of the date hereof, the Construction Loan and the Mortgage Note have been repaid in full to Lender and the Letter of Credit has been returned to Lender and all amounts due Lender under the Demand Note have been paid in full to Lender.

      E. Borrower has requested that Lender extend an additional loan to Borrower.

      F. Lender is willing to extend an additional loan to Borrower, notwithstanding the fact that Lender has no obligation to do so, subject to and upon the terms and conditions set forth below in this Amendment.

      NOW, THEREFORE, in order to induce Lender to agree to the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

      1. Incorporation of Recitals. The Recitals set forth above are incorporated herein and made a part hereof.


      2. Land Loan. Lender agrees to lend to Borrower on the Amendment Effective Date, and Borrower agrees to borrow from Lender $3,000,000 (the "Land Loan"), upon the terms and subject to the conditions contained in this Amendment, the Land Loan shall be evidenced by the Land Loan Mortgage Note (as hereinafter defined).

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

      3. Maturity Date. The maturity date of the Land Loan shall be February 23, 2002, and all references to the "Maturity Date" in the Loan Documents shall be deemed to be February 23, 2002. Borrower shall have no right to further extend the Maturity Date.

      4. Interest Rate. The Land Loan shall accrue interest at the Loan Rate and shall be due and payable on the Maturity Date (as redefined in Paragraph 3 above). Interest shall be computed on the basis of a year consisting of 360 days and shall be based on the actual number of days during the period for which interest is being charged.

      5. Repayment of the Land Loan. Payments of principal and interest due under the Land Loan and evidenced by the Land Loan Mortgage Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

            (a) Commencing on April 2, 2001 and on the first Business Day of each calendar month thereafter through and including the calendar month in which the Maturity Date occurs, accrued and unpaid interest only on the unpaid principal balance of the Land Loan shall be due and payable;

            (b) Upon the consummation of each sale of a Unit, Borrower shall make a principal payment to Lender in an amount equal to 50% of the Net Sales Proceeds with respect to such Unit;

            (c) If on May 31, 2001, the unpaid principal balance of the Land Loan is greater than $2,500,000, then Borrower shall repay a portion of the Land Loan on such date in an amount equal to the difference between (i) the then unpaid principal balance of the Land Loan and (ii) $2,500,000.

            (d) If on August 31, 2001, the unpaid principal balance of the Land Loan is greater than $2,000,000, then Borrower shall repay a portion of the Land Loan on such date in an amount equal to the difference between (i) the then unpaid principal balance of the Land Loan and (ii) $2,000,000.

            (e) If on November 30, 2001, the unpaid principal balance of the Land Loan is greater than $1,500,000, then Borrower shall repay a portion of the Land Loan on such date in an amount equal to the difference between (i) the then unpaid principal balance of the Land Loan and (ii) $1,500,000.



            (f) The principal balance of this Note, if not sooner declared to be due in accordance with the terms hereof or the Loan Agreement, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

      6. Security. The Mortgage, the Assignment of Rents and the other Loan Documents shall secure repayment of the Land Loan Mortgage Note.

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

      7. Mortgaged Property. Lender and Borrower hereby agree that as of the date hereof, the legal description of the remaining Land encumbered by the Mortgage, as amended by this Amendment (after taking into account the recording of the Condominium Documents regarding a portion of the Land and partial releases heretofore delivered by Lender) is set forth on Exhibit A attached hereto. All reference in Loan Documents to Land or Property shall only refer to the property legally described on Exhibit A attached hereto.

      8. Construction Loan; Letter of Credit. Borrower hereby acknowledges and agrees that Construction Loan has been paid in full to
Lender and Borrower no longer has the right to receive any further disbursements of the Construction Loan. Borrower hereby acknowledges and agrees that the Letter of Credit has been returned to Lender and all amount due Lender from the Demand Note have been paid in full to Lender.

      9. Required Deliveries. This Amendment shall become effective on the date (the "Amendment Effective Date") on which all of the following conditions have been satisfied:

            (a) This Amendment has been duly executed by Borrower and delivered to Lender;

            (b) Borrower delivers to Lender a Note in the principal amount of $3,000,000 in form and substance reasonably acceptable to Lender in its sole discretion (the "Land Loan Mortgage Note") made by Borrower and payable to Lender;

            (c)   Heartland  Partners,  L.P., a Delaware  limited  partnership
      ("Heartland Partners"), executes and delivers to Lender a Guaranty, in form and substance reasonably acceptable to Lender in its sole discretion, which Guaranty shall unconditionally guaranty the repayment in full of the Land Loan and all, other obligations of the Borrower to Lender.

            (d)   Lender   receives   payment   of  the  Land   Loan  Fee  (as
                  hereinafter defined);

            (e) Lender receives an additional endorsement to First American Title Insurance Company Loan Policy No. N9901868 issued by Near North National Title Corporation (the "Title Policy") which (i) amends the description of the Mortgage insured under the Title Policy to include this Amendment, (ii) amends the description of the Assignment of Rents to include this Amendment, (iii) extends the effective date of the Title Policy to the date of the recording of this Amendment, (iv) includes no additional exceptions to title other than those that have been approved in writing by Lender and (v) states that all real estate taxes and assessments applicable to the Property which are due and payable as of the date of such endorsement have been paid in full;

            (f) Lender receives a certified copy of resolutions evidencing the authority of Borrower and Heartland Partners to execute and deliver this Amendment, the Land Loan Mortgage Note and the Guaranty; and

            (g) Lender has received such other documents as Lender may reasonably require.

Borrower's failure to deliver the aforementioned documents and items to Lender on or before March 15, 2001 shall, at the option of Lender, result in this Amendment (including all agreements of Lender contained herein) being null and void and of no further force and effect.

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

      10. References. All references to the Loans contained in any of the Loan Documents shall be deemed to include the Land Loan. All references to the Note contained in any of the Loan Documents shall be deemed to include the Land Loan Mortgage Note. All references to the Loan Agreement, the Notes, the Mortgage and the other Loan Documents contained in any of the Loan Documents shall be deemed to refer to each of such documents as amended by this Amendment.

      11. Payment of Loan Fee and Additional Loan Expenses. Concurrently with the execution and delivery of this Amendment by Borrower, Borrower shall pay to Lender a non-refundable loan fee in the amount of $22,500 (the "Land Loan Fee"). Furthermore, Borrower hereby agrees to pay all of Lender's reasonable attorneys' fees incurred in connection with the negotiation and documentation of the agreements contained in this Amendment, the Land Loan Mortgage Note and Guaranty, all recording fees and charges, title insurance charges and premiums and all other expenses, charges, costs and fees referred to in, necessitated by or otherwise relating to this Amendment (collectively, the "Additional Loan Expenses"). If the Additional Loan Expenses are not paid to Lender within five days after written demand therefor by Lender, the Additional Loan Expenses shall bear interest from the date so incurred until paid at an annual rate equal to the Default Rate.

      12. Defaults. Borrower represents and warrants that, as of the date hereof, no Event of Default or event or condition which could become an Event of Default with the giving of notice or passage of time, or both, exists under the Loan Agreement or any of the other Loan Documents. Borrower further acknowledges and agrees that an Event of Default under the Loan Agreement, the Land Loan Mortgage Note and the other Loan Documents shall be deemed to exist upon the occurrence of a breach of any of the representations, warranties or covenants set forth in this Amendment.

      13. No Defenses. Borrower represents and warrants there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending or threatened affecting Borrower, Heartland Partners or the Property, or which would prevent the Borrower or Heartland Partners from complying with or performing its respective obligations under the Loan
Agreement, the Land Loan Mortgage Note, the Mortgage or the other Loan Documents, and no basis for any such matter exists.

      14. Authority to Execute Amendment; No Conflict. Borrower represents and warrants that it has full power and authority to execute and deliver this Amendment, the Land Loan Mortgage Note and to perform its respective obligations hereunder. Upon the execution and delivery hereof, this Amendment and the Land Loan Mortgage Note will be valid, binding and enforceable upon Borrower in accordance with its terms. Execution and delivery of this Amendment does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower is a party or is bound.

      15.   Amendment  Binding.   This  Amendment  shall  be  binding  on  the
Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

      16. Continued Effectiveness. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

      17. Counterparts. This Amendment may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Amendment.

      IN WITNESS WHEREOF, this Amendment has been entered into as of the date first above written.




CMC  HEARTLAND  PARTNERS  III,  LLC, a    BANK ONE,  ILLINOIS,  NA, a national
Delaware limited liability company        banking association

By:   CMC   Heartland    Partners,  a     By:   ______________________________
      Delaware   general   partnership,         Donald   J.   Pafford,    Vice
      the sole member of Borrower               President

      By:
_____________________________________
            Edwin Jacobson, President





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



STATE OF                )
                        )SS
COUNTY OF               )

      I, _______________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Donald J. Pafford is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Vice President, of Bank One, Illinois, NA, a national banking association (the "Bank"), appeared before me this day in person and severally acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of the Bank for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of _________, 2001.


                                          ___________________________________
                                                NOTARY PUBLIC

STATE OF ILLINOIS )
                  )SS.
COUNTY OF COOK    )


      I,____________________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Edwin Jacobson, the President and Chief Executive Officer of CMC Heartland Partners, a Delaware general partnership ("CMC"), which is the sole member of CMC Heartland Partners III, LLC, a Delaware limited liability company ("CMC III"), who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of CMC and CMC III, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal, this ____ day of __________, 2001


                                       _______________________________________
                                          NOTARY PUBLIC





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

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF PROPERTY





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